Exhibit 99.2

REEF OIL & GAS DRILLING AND INCOME FUND, L.P.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

SEPTEMBER 30, 2014

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$10,389,985	$(9,459,717	)(a)	$930,268
Subscriptions receivable from partners	100,000	—		100,000
Accounts receivable from affiliates	366,464	—		366,464
Total current assets	10,856,449	(9,459,717)		1,396,732

Oil and gas properties – full cost method of accounting:
Proved properties, net of accumulated depletion of $112,910	650,974	10,906,434	(b)	11,557,408
Unproved properties	110,639	551,435	(b)	662,074
Net oil and gas properties	761,613	11,457,869		12,219,482

Deferred financing fees, net	—	55,282	(d)	55,282

Total assets	$11,618,062	$2,053,434		$13,671,496

Liabilities and Partnership Equity
Current liabilities:
Accounts payable to affiliate	26,250	—		26,250
Accrued liabilities	5,777	—		5,777
Total current liabilities	32,027	—		32,027

Long-term liabilities:
Asset retirement obligation	1,566	53,434	(c)	55,000
Note payable	—	2,000,000	(d)	2,000,000
Total long-term liabilities	1,566	2,053,434		2,055,000

Partnership equity
General partners	6,861,979	—		6,861,979
Limited partners	4,009,179	—		4,009,179
Managing general partner	713,311	—		713,311
Partnership equity	11,584,469	—		11,584,469

Total liabilities and partnership equity	$11,618,062	$2,053,434		$13,671,496

See accompanying notes to unaudited pro forma combined financial statements.

REEF OIL & GAS DRILLING AND INCOME FUND, L.P.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2014

	Historical	Pro Forma Adjustments		Pro Forma
Oil, gas and NGL sales	$441,839	$2,416,552	(e)	$2,858,391

Costs and expenses:
Lease operating expenses	$6,729	$407,835	(f)	$414,564
Production taxes	49,566	153,157	(f)	202,723
Depreciation, depletion and amortization	112,910	350,431	(g)	463,341
Accretion of asset retirement obligation	83	2,874	(h)	2,957
General and administrative expenses	135,372	—		135,372
Total costs and expenses	304,660	914,297		1,218,957

Income from operations	137,179	1,502,255		1,639,434

Other income (expense):
Interest income	3,379	—		3,376
Interest expense	—	(46,012	)(i)	(46,012)
Total other income (expense)	3,376	(46,012)		(42,636)

Net income	$140,555	$1,456,243		$1,596,798

Net income per general partner unit	$879.96	$9,707.74		$10,587.70

Net income per limited partner unit	$799.21	$8,950.92		$9,750.13

Net income per managing general partner unit	$4,864.37	$38,614.86		$43,479.23

See accompanying notes to unaudited pro forma combined financial statements.

REEF OIL & GAS DRILLING AND INCOME FUND, L.P.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

	Historical	Pro Forma Adjustments		Pro Forma
Oil, gas and NGL sales	$—	$3,140,156	(e)	$3,140,156

Costs and expenses:
Lease operating expenses	$—	$575,095	(f)	$575,095
Production taxes	—	194,620	(f)	194,620
Depreciation, depletion and amortization	—	567,700	(g)	567,700
Accretion of asset retirement obligation	—	3,368	(h)	3,368
General and administrative expenses	39,593	—		39,593
Organization expenses	50,000	—		50,000
Total costs and expenses	89,593	1,340,783		1,430,376

Income (loss) from operations	(89,593)	1,799,373		1,709,780

Other income (expense):
Interest income	56	—		56
Interest expense	—	(88,493	)(i)	(88,493)
Total other income (expense)	56	(88,493)		(88,437)

Net income (loss)	$(89,537)	$1,710,880		$1,621,343

Net income (loss) per general partner unit	$(3,447.59)	$57,475.42		$54,027.83

Net income (loss) per limited partner unit	$(3,447.59)	$57,475.46		$54,027.87

Net income (loss) per managing general partner unit	$(9,741.28)	$1,017,933.76		$1,008,192.48

See accompanying notes to unaudited pro forma combined financial statements.

Reef Oil & Gas Drilling and Income Fund, L.P.

Notes to Unaudited Combined Pro Forma Financial Statements

(1)           Basis of Presentation

On September 18, 2014, Reef Oil & Gas Drilling and Income Fund, L.P. (“the “Partnership”) entered into a Purchase and Sale Agreement, dated September 18, 2014, between Arbol Resources, Inc. (“Arbol”) and the Partnership (the “Arbol Purchase Agreement”). Pursuant to the Arbol Purchase Agreement, the Partnership acquired a 2% working interest (1.54% revenue interest) in oil and gas properties located primarily in the Eagle Ford Shale in La Salle and Frio Counties, Texas, for a cash purchase price of $11.9 million, subject to, among other customary adjustments, adjustments for an acquisition effective date of April 1, 2014 (the “Arbol Acquisition”). The transaction was funded from long-term debt as per the credit agreement entered into with Texas Capital Bank and cash on hand.

The above unaudited pro forma combined financial statements are derived from the historical financial statements of the Partnership and the audited statements of revenues and direct operating expenses of the assets acquired in the Arbol Acquisition. The Unaudited Pro Forma Combined Balance Sheet of the Partnership as of September 30, 2014 has been prepared assuming the Arbol Acquisition was consummated on September 30, 2014. The Unaudited Pro Forma Combined Statements of Operations of the Partnership for the year ended December 31, 2013 and the nine month period ended September 30, 2014 have been prepared assuming the Arbol Acquisition was consummated on January 1, 2013. The Arbol Acquisition was partially funded through long-term debt entered into with Texas Capital Bank by the Partnership, and the utilization of a portion of cash on hand. The new long term debt has an interest rate of 5.25%.

These unaudited pro forma combined financial statements should be read in conjunction with the notes hereto and the financial statements and notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2013, and the Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2014, as well as the Statements of Revenues and Direct Operating Expenses of the Arbol Acquisition Properties filed as Exhibit 99.1 to this current report on Form 8-K/A, as filed by the Partnership.

The unaudited pro forma combined financial statements are not indicative of the financial position or results of operations of the Partnership which would have actually occurred if the transaction had occurred at the dates presented or which may result in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal oil and gas production declines, reductions in prices paid for oil or natural gas, future acquisitions or dispositions and other factors.

(2)           Pro Forma Adjustments

Pro Forma Combined Financial Statements

(a)         To record the net decrease in cash after the receipts from the long-term debt agreement entered into ($2,000,000), less financing fees incurred ($55,282), payment of $11,903,502 for the transaction, and purchase price adjustments for an acquisition effective date of April 1, 2014 ($499,067).

(b)         To record oil and gas properties acquired and asset retirement obligations acquired (full cost method) as of September 30, 2014 for the Arbol Acquisition. The allocation of purchase price, less customary adjustments for an acquisition effective date of April 1, 2014 (see note (a), to the fair value of the acquired assets was $10,853,000 for proved properties, $551,435 for unproved properties, and $53,434 for the fair value of future asset retirement costs.

Reef Oil & Gas Drilling and Income Fund, L.P.

Notes to Unaudited Combined Pro Forma Financial Statements

(c)          To record fair value of the asset retirement obligation liability for the Arbol Acquisition properties as of September 30, 2014.

(d)         To record the long-term debt as per the credit agreement entered into with Texas Capital Bank as partial funding for the Arbol Acquisition. The Partnership borrowed $2,000,000 in order to make the acquisition. Per the credit agreement, the associated interest rate at September 30, 2014 is 5.25%. The related financing fees incurred were $55,282. These fees were paid in cash at the acquisition date.

(e)          To record oil, gas and natural gas liquids (“NGL”) sales revenues for the Arbol Acquisition for the nine months ended September 30, 2014 and for the year ended December 31, 2013.

(f)           To record direct operating expenses for the Arbol Acquisition for the nine months ended September 30, 2014 and for the year ended December 31, 2013.

(g)          To record additional DD&A expense for the Arbol Acquisition for the nine months ended September 30, 2014 and for the year ended December 31, 2013.

(h)         To record additional accretion expense on the asset retirement obligation for the Arbol Acquisition for the nine months ended September 30, 2014 and for the year ended December 31, 2013.

(i)             To record interest expense on the debt issuance of $2,000,000 to partially fund the Arbol Acquisition for the nine months ended September 30, 2014 and for the year ended December 31, 2013.